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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        MARCH 17, 1999 (NOVEMBER 2, 1998)
               (date of report) (date of earliest event reported)

                                RIO GRANDE, INC.
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                 (state or other jurisdiction of incorporation)

               1-8287                                    74-1973357
        (Commission File No.)                 (IRS Employer Identification No.)


                               10101 REUNION PLACE
                                    SUITE 210
                          SAN ANTONIO, TEXAS 78216-4156
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (210) 308-8000



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This Current Report on Form 8-K updates and amends Item 3 and Item 7 of that certain Form 8-K dated November 12, 1998.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

EXCO Resources, Inc. ("EXCO") acquired ownership of 100% of the outstanding voting capital stock of Rio Grande, Inc. pursuant to a bankruptcy proceeding as described in Item 3.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On November 2, 1998, EXCO acquired from Comerica Bank-Texas ("Comerica") a Promissory Note ("Note") dated January 15, 1997, which was executed by Rio Grande, Inc. ("RGI") and Rio Grande Drilling Company as co-makers in favor of Comerica. EXCO paid approximately $6.4 million for the purchase price of the Note with available cash on hand. The Note, in the original face amount of $50,000,000, had a principal amount outstanding of $13,127,666 and related accrued interest payable of $486,227 on November 2, 1998. Repayment of the Note was secured by a first lien deed of trust, mortgage and security interest in substantially all of RGI's and certain of its subsidiaries' and/or affiliates' assets, primarily oil and gas leasehold interests and tangible well equipment (the "Collateral Properties"). The sum of the outstanding principal and accrued interest on the Note was significantly in excess of what RGI believed to be the current market value of the Collateral Properties. Pursuant to an agreement between Comerica and EXCO relating to the purchase by EXCO of the Note, EXCO acquired all of Comerica's rights pursuant to the Note and the related Loan Agreement and associated collateral documents. In connection with EXCO's purchase of the Note, Comerica agreed to dismiss litigation it had initiated against RGI and its directors seeking to collect amounts due under the Note.

Contemporaneously with EXCO's purchase of the Note, the Company, EXCO and Koch Exploration Company ("Koch"), the holder of the Company's preferred stock, entered into a Voting Agreement (the "Agreement") providing for a Financial Restructuring (as defined in the Agreement) with regards to the Note, the Preferred Stock Interests (as defined in the Agreement) of Koch and other claims against RGI. The proposed Financial Restructuring provided that RGI and certain of its subsidiaries and/or affiliates would commence cases under Chapter 11 of the Bankruptcy Code and would seek to obtain court approval of a joint plan of reorganization pursuant to the terms of the Financial Restructuring (the "Proposed Plan"). The description of the Agreement set forth herein is expressly qualified by and made subject to the terms of the Agreement, a copy of which was previously filed. The Proposed Plan provided for distributions to claimants in a manner substantially similar to the Plan (as hereinafter defined) ultimately confirmed by the bankruptcy court.

In accordance with the Agreement, RGI filed a voluntary petition on November 12, 1998 under Chapter 11 of the Bankruptcy Act, Case No. 98-55619-C in the United States Bankruptcy Court, Western District of Texas, San Antonio Division, Judge Leif M. Clark presiding (the "Court"). RGI, as Debtor in Possession, operated and managed its affairs during the bankruptcy proceedings. The case was consolidated and jointly administered with the Chapter 11 cases simultaneously filed by the following affiliates of RGI (collectively with RGI, the "RGI Group"): Rio Grande Drilling Company ("Drilling"), a Texas corporation and wholly-owned subsidiary of Rio Grande, Inc.; Rio Grande Desert Oil Company ("Desert"), a Nevada corporation and wholly-owned subsidiary of Drilling; Rio Grande Offshore, Ltd. ("Offshore"), a Texas limited partnership, the sole general partner of which was Drilling and the sole limited partner of which was Desert; and Rio Grande GulfMex, Ltd. ("Gulfmex"), a Texas limited partnership, the sole general partner of which was Offshore, which owns an 80% interest in Gulfmex. The case was styled


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"In re: Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert Oil
Company, Rio Grande Offshore, Ltd., and Rio Grande Gulfmex, Ltd.," (Case Nos. 98-55619-C, 98-55620-C, 98-55621-K, 98-55622-C and 98-55623-C, respectively, jointly administered (under Case No. 98-55619-C)).

On January 25, 1999, that certain First Amended Disclosure Statement to First Amended Joint Plan of Reorganization, Dated January 25, 1999, was filed and approved by the Court. That certain First Amended Joint Chapter 11 Plan of Reorganization, dated January 25, 1999 as modified March 4, 1999, (the "Plan"), filed herewith as Exhibit 2.1, was filed with the Court and confirmed pursuant to that certain Confirmation Order entered March 5, 1999 (the "Confirmation Order"), filed herewith as Exhibit 2.2. The Findings of Fact and Conclusions of Law accompanying the Confirmation Order (which set forth, among other things, the March 4, 1999 modifications to the Plan) are filed herewith as Exhibit 2.3. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

The Plan provided for certain class ("Class") definitions for each group of creditors or parties that may have had claims against a member of the RGI Group. The Class definitions were:

         Class 1     The Allowed Secured Claim in respect of the Note.

         Class 2 Any Allowed Secured Claims against any of the RGI Group other than the Allowed Secured Claim in Class 1.

         Class 3 Any Allowed Claims against any of the RGI Group that are unsecured claims entitled to priority pursuant to the Bankruptcy Code, other than Priority Claims specified in sections 507(a)(1), 507(a)(2) and 507(a)(8) of the
                     Bankruptcy Code.

         Class 4 Any Allowed, Nonpriority Unsecured Claims against any of the RGI Group not classified elsewhere including any Deficiency Claim under the Note.

         Class 5 Allowed Preferred Stock Interests in RGI, and all rights to dividends and any other rights associated therewith, held by Koch Exploration Company.

         Class 6     Allowed Limited Partnership Interest in Gulfmex.

         Class 7 Allowed RGI Common Stock interest, and any options, warrants, or other rights or Claims in respect of such Common Stock, and all other equity interest of the RGI Group, excluding those equity interest classified in Classes 5 and 6.

         Class 8     Intercompany claims.

The Plan provided for treatment of the Classes in the following manner:

Administrative and Priority Tax Claims were unclassified under the Bankruptcy Code and were paid in full. Class 1 claims were allowed in full and were satisfied by delivery of all the Reorganized RGI Common Stock. Classes 2, 3 and 4 claims were paid in full and the legal rights of the claimants were unaltered. Class 5 claims were canceled in exchange for a 30-day option to acquire up to 24.5% of the working interest owned by the RGI Group in the Righthand Creek Properties for $698,250. The Class 6 legal interests remain outstanding, unaltered. The Classes 7 and 8 claims were extinguished in full.

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The Plan provided for its implementation through (1) merging of Drilling,
Offshore and Desert with and into RGI, (2) paying cash to unclassified claims and classes 2, 3 and 4, (3) restating and amending the Reorganized RGI charter to comply with section 1123(a)(6) of the Bankruptcy Code by, inter alia, providing for restrictions on issuance of non-voting equity securities and (4) canceling all shares of Common Stock and Preferred Stock and reissuing Reorganized RGI Common Stock to Class 1.

The Plan also provided for limitation of liability on Exculpated Persons with respect to good faith attempts to implement and consummate the Plan.

The Plan provided for the assumption of generally all executory contracts and unexpired leases but for the rejection of any pre-petition employment agreements effective upon the last day of the calendar month in which substantial confirmation of the Plan occurred.

The Plan was confirmed by the Court on March 4, 1999 and consummation of the Plan began on March 16, 1999. Substantial consummation of the Plan occurred on March 17, 1999, with the completion of a series of mergers which effected the merger of Desert, Offshore and Drilling into RGI pursuant to the terms of the Plan.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                           Not applicable

         (b)      Pro Forma Financial Information.

                           Not applicable


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         (c)      Exhibits.

                  Number   Document

                  2.1 First Amended Joint Chapter 11 Plan of Reorganization of Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert Oil Company, Rio Grande Offshore, Ltd., and Rio Grande GulfMex, Ltd., dated January 25, 1999 and modified March 4, 1999.

                  2.2 Confirmation Order for the Plan of Reorganization, dated March 4, 1999.

                  2.3 Findings of Fact and Conclusions of Law regarding Confirmation Order (which set forth the March 4, 1999 modifications to the Plan).

                  99.1 Voting Agreement dated October 30, 1998 between Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Offshore, Ltd., Rio Grande Desert Oil Company and Rio Grande GulfMex, Ltd. and EXCO Resources, Inc. previously filed as an Exhibit to RGI's Form 8-K dated November 12, 1998.

                  99.2 Monthly Operating Report for January 1999 as filed with the United States Bankruptcy Court.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                RIO GRANDE, INC.


                                By: /s/ T.W. EUBANK
                                   -------------------------------------
                                    T.W. Eubank, President

Dated: March 23, 1999

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 2.1               First Amended Joint Chapter 11 Plan of Reorganization of Rio
                   Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert
                   Oil Company, Rio Grande Offshore, Ltd., and Rio Grande
                   GulfMex, Ltd., dated January 25, 1999 and modified March 4,
                   1999.

 2.2               Confirmation Order for the Plan of Reorganization, dated
                   March 4, 1999.

 2.3               Findings of Fact and Conclusions of Law regarding
                   Confirmation Order (which set forth the March 4, 1999 modifications to the Plan).

 99.1              Voting Agreement dated October 30, 1998 between Rio Grande,
                   Inc., Rio Grande Drilling Company, Rio Grande Offshore, Ltd.,
                   Rio Grande Desert Oil Company and Rio Grande GulfMex, Ltd.
                   and EXCO Resources, Inc. previously filed as an Exhibit to RGI's Form 8-K dated November 12, 1998.

 99.2              Monthly Operating Report for January 1999 as filed with the
                   United States Bankruptcy Court.